Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Orbital ATK, Inc. of our report dated May 28, 2015 relating to the financial statements of Orbital Sciences Corporation, which appears in Orbital ATK, Inc.’s Current Report on Form 8-K dated June 2, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

June 2, 2015